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                                                                     Exhibit 4.5

                     GRUPO INDUSTRIAL DURANGO, S.A. DE C.V.


               AMENDED AND RESTATED UNSUBORDINATED PROMISSORY NOTE



U.S.$____________                                           Dated:______________


          THIS AMENDED AND RESTATED UNSUBORDINATED PROMISSORY NOTE (this "Unsubordinated Promissory Note") amends and restates the Unsubordinated Promissory Note dated as of February 5, 2001 issued by the Borrower (as defined below) to the order of the Creditor (as defined below).


          FOR VALUE RECEIVED, the undersigned, GRUPO INDUSTRIAL DURANGO, S.A. de C.V., a variable capital company (sociedad anonima de capital variable) organized under the laws of the United Mexican States (the "Borrower", which term includes any successor person), HEREBY PROMISES TO PAY to the order of CORPORACION DURANGO, S.A. de C.V., a variable capital company (sociedad anonima de capital variable) organized under the laws of the United Mexican States (the "Creditor", which term includes any successor person or assignee) the principal amount of $____________, or, if less, the unpaid principal of the indebtedness evidenced hereby, on _______, ______ and to pay interest thereon from the date hereof or the most recent interest payment date to which interest has been paid, semiannually on ________ and __________ in each year, commencing on __________ at the rate of ___% per annum, until the principal amount hereof is paid in full. Interest will be paid on the interest payment date or, if the interest payment date is not a Business Day, on the next preceeding Business Day. Interest is computed on the basis of a 360-day year of twelve 30-day months. The term "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized by law to close.

          Both principal and interest are payable in lawful money of the United States of America to the Creditor at its principal office or such other location or account as the Creditor may designate, in same day funds.

          Additional Amounts

          (a) Any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions or charges or withholdings, and all liabilities with respect thereto imposed by Mexico or any political subdivision thereof, or by
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any  other  jurisdiction  from  which  any  amounts  hereunder  are  paid by the
Borrower, excluding, taxes imposed on the Creditor's overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Creditor is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions
(including   deductions   applicable  to  additional  sums  payable  under  this
paragraph) such Creditor receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any applicable present or future stamp or documentary taxes or any other applicable excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Unsubordinated Promissory Note.

          Representations and Warranties

          The Borrower represents and warrants as of the date hereof as follows:

          (a) The Borrower is a variable capital company (sociedad anonima de capital variable) duly organized and existing under the laws of Mexico.

          (b) The execution, delivery and performance by the Borrower of this Unsubordinated Promissory Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) applicable law or any material contractual restriction binding on or affecting the Borrower.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Note.

          (d) This Unsubordinated Promissory Note is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganiztion, or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

          Events of Default

          If any of the following events ("Events of Default") shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of, or interest on, this Unsubordinated Promissory Note when the same becomes due and payable; or

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          (b) any event of default shall exist under any agreement or instrument relating to any indebtedness of the Borrower having an outstanding principal amount of US$25 million or more and such indebtedness shall be declared to be immediately due and payable, or required to be prepaid in full (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such indebtedness in full shall be required to be made, in each case prior to the stated maturity thereof and such acceleration shall not have been waived or extended within 30 consecutive days of the acceleration; or

          (c) the Borrower fails to make a principal payment at the final maturity of any loan having an outstanding principal amount of US$25 million or more and such defaulted payment is not waived or extended within 30 consecutive days of the payment default; or

          (d) an event of default  specified in clauses (a),  (b), (g) or (h) of
     Section 501 of the Indenture dated as of the date hereof between Corporacion Durango, S.A. de C.V., as issuer, and The Chase Manhattan Bank, as trustee (the "Trustee"), under which Corporacion Durango, S.A. de C.V. issued its 13?% Senior Notes due 2006 (the "Senior Notes") occurs and such notes are either automatically accelerated or accelerated by the holders of such notes;

then, and in any such event, the Creditor may, by notice to the Borrower, declare this Note, all interest thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an entry of an order for relief with respect to the Borrower under Mexican bankruptcy law, this Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

          Miscellaneous

          Consideration. This Unsubordinated Promissory Note has been issued to the Creditor in consideration for (i) the cancellation or discharge, by the Creditor, of $_______________ of the Borrower's 12 5/8% Notes due 2003 (the "GID Notes") tendered in an exchange offer launched by the Creditor on _____________ (the "Exchange Offer") and the payment by the Creditor of premium, fees and expenses related to the Exchange Offer, (ii) the cancelation or discharge of $150 million of the Borrower's 12% Notes in February 2001, and (iii) the repayment by the Creditor, on behalf of the Borrower, of $30 million of short-term indebtedness owed by the Borrower to Banamex and The Chase Manhattan Bank in February 2001.

          Amendments, Etc. (a) Prior to the date (the "Pledge Release Date") on which the Trustee terminates the security interest created in this Unsubordinated Promissory Note by the Pledge Agreement dated as of the date hereof between the Trustee and Corporacion Durango, S.A. de C.V., no amendment

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or waiver of any  provision  of this Note,  nor consent to any  departure by the
Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) Subsequent to the Pledge Release Date and until the maturity of the exchange notes, this Unsubordinated Promissory Note may be modified so long as the interest rate of this Unsubordinated Promissory Note is no less than the interest rate of the Senior Notes.

          Prepayments. Prepayments of principal hereunder may be made so long as, after giving effect to such prepayment, the outstanding principal amount under the Unsubordinated Promissory Note would be no less than the outstanding principal amount of the Senior Notes.

          Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and sent via reputable commercial courier, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at Grupo Industrial Durango, S.A. de C.V., Torre Corporacion Durango, Potasio 150, Ciudad Industrial, Durango, Durango, United Mexican States, Attention: Legal Counsel, or at such other address as shall be designated by the Borrower in writing to the Creditor; and if to the Creditor, as shall be designated by such Creditor in a written notice to Borrower. All such notices and communications shall, when couriered, telecopied, telegraphed, telexed or cabled, be effective when picked up by courier, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

          No Waiver; Remedies. No failure on the part of the Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Costs and Expenses. The Borrower agrees to pay on demand all losses, costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Unsubordinated Promissory Note.

          Binding Effect. This Note shall be binding upon and inure to the benefit of the Borrower and the Creditor and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder.

          Jurisdiction. Each party hereto irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Unsubordinated Promissory Note may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, waives any right to which it may be entitled on account of place of residence or domicile and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Borrower agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law in accordance with applicable

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law. The Borrower  hereby appoints  Durango Paper Company,  1000 Osborne Street,
St. Marys, Georgia 31558, Attention: Prudencio Calderon, as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Unsubordinated Promissory Note which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, and agrees that service of process upon such agent, and written notice of said service to the Borrower by the person serving the same, shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding and further designates its domicile, the domicile of Durango Paper Company specified above and any domicile Durango Paper Company may have in the future as its domicile to receive any notice hereunder (including service of process). If for any reason Durango Paper Company (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Borrower will promptly appoint a successor agent for this purpose reasonably acceptable to the Creditor. The Borrower agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

          Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due under this Unsubordinated Promissory Note into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted under applicable law, that the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the Creditor could purchase United States dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given. To the fullest extent permitted under applicable law, the obligation of the Borrower with respect to any sum due under this Unsubordinated Promissory Note, notwithstanding any judgment in a currency other than United States dollars, shall not be discharged, following receipt by the Creditor of such amount adjudged to be so due in such other currency, until the first Business Day on which (and only to the extent that) the Creditor may in accordance with normal banking procedures purchase United States dollars with such other currency, and if the amount of United States dollars so purchased is less than the amount originally due to the Creditor hereunder, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Creditor against such loss. If the United States dollars so purchased are greater than the amount originally due to the Creditor hereunder, the Creditor agrees to pay the Borrower an amount equal to the excess of the United States dollars so purchased over the sum originally due to the Creditor hereunder.

          Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

          WAIVER OF JURY TRIAL. THE BORROWER AND THE CREDITOR EACH IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS UNSUBORDINATED PROMISSORY NOTE OR THE ACTIONS OF THE CREDITOR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

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          IN  WITNESS  WHEREOF,  the  Borrower  has caused  this  Unsubordinated
Promissory Note to be executed by its officer thereunto duly authorized, as of the date first above written.


                                          GRUPO INDUSTRIAL DURANGO, S.A. de C.V.



                                          By___________________________________
                                            Title:






This Unsubordinated Promissory Note has been endorsed to The Chase Manhattan Bank, as trustee, by Corporacion Durango, S.A. de C.V. pursuant to the terms of the Amended and Restated Pledge Agreement dated as of the date hereof between The Chase Manhattan Bank and Corporacion Durango, S.A. de C.V. on this ____ day of __________ in ___________________, ______________________.

CORPORACION DURANGO, S.A. de C.V.


By_______________________________
  Title: